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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 of Blue Nile, Inc. of our report dated March 13, 2006 relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Blue Nile, Inc.'s Annual Report on Form 10-K for the year ended January 1, 2006.


/s/ PricewaterhouseCoopers LLP
Seattle, Washington
March 17, 2006